UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 20, 2012

HANCOCK FABRICS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Fashion Way
Baldwyn, Mississippi 38824
(Address of Principal Executive Offices)

(662) 365-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 20, 2012, Hancock Fabrics, Inc. (the “Company”) held its annual meeting of stockholders in Baldwyn, Mississippi.  The total number of shares present in person or by proxy was equal to approximately 69% of the total shares of the Company entitled to vote, thereby constituting a quorum for the purpose of the annual Meeting.

The results of the vote for each proposal were as follows:

Proposal 1

Each individual listed below was elected to serve on the Company’s Board of Directors until the 2013 annual meeting of stockholders or until his successor is elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Sam P. Cortez	7,716,320	731,731	5,622	6,358,214
Steven R. Morgan	7,766,803	681,329	5,541	6,358,214
Steven D. Scheiwe	7,713,944	732,366	7,363	6,358,214
Neil S. Subin	7,064,484	1,382,126	7,063	6,358,214

Proposal 2

Ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2013.

For	Against	Abstain
14,559,160	214,941	37,786

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Date: July 24, 2012	By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Executive Vice President and Chief
Financial Officer (Principal Financial and
Accounting Officer)